Exhibit 10.12
LEASE AGREEMENT
     LEASE AGREEMENT made this 24th day of October, 2005, by and between WESTERN REFINING COMPANY, L.P., a Delaware limited partnership, whose address is 6500 Trowbridge Drive, El Paso, Texas 79905 (hereinafter referred to as “Lessor”), and TRANSMOUNTAIN OIL COMPANY, L.C., a Texas limited liability company, whose address is 6767 Gateway West, El Paso, Texas 79925 (hereinafter referred to as “Lessee”).
W I T N E S S E T H:
     In consideration of the mutual covenants and agreements hereinafter set forth, Lessor and Lessee agree and covenant as follows:
ARTICLE I. DEMISE OF PREMISES; QUIET ENJOYMENT
     Section 1.01 Premises.
     Subject to and upon the terms, conditions, covenants and undertakings hereinafter set forth, Lessor does hereby demise and lease to Lessee, and Lessee does hereby lease from Lessor, 11,658.00 square feet of space, more or less, in the building located upon the real property described on Exhibit “A” appended hereto; such space being outlined in red on Exhibit “B” appended hereto and being referred to herein as the “Premises” or “Leased Premises”.
     Section 1.02 Condition of Premises.
     To the best of Lessor’s knowledge and belief, the Premises complies with the building codes that were in effect at the time constructed and also with all applicable laws, covenants and restrictions of record, regulations, and ordinances in effect on the date hereof, provided, however, the same does not apply to the use to which Lessee will put the Premises or any alterations or installations therein made or to be made by Lessee. By Lessee’s acceptance of possession of the Premises, Lessee acknowledges that it has fully inspected the Premises and on the basis of such inspection, Lessee accepts the Premises and the improvements situated thereon, “AS-IS” and as suitable (in its present condition) for purposes for which the same are leased. Lessee fully understands and agrees that there are no warranties, either express or implied, other than the warranties, if any, which are set forth in writing in this Lease, and that neither Lessor nor any agent of Lessor, has made any representation or warranty with respect to the Premises or any portion thereof, or with respect to the suitability of the same for the conduct of Lessee’s business. Lessee further acknowledges that Lessor has no obligation to perform any work or to complete any improvements on or about the Premises. LESSEE HEREBY STIPULATES AND EXPRESSLY UNDERSTANDS AND AGREES THAT THERE ARE NO IMPLIED WARRANTIES OF FITNESS, SUITABILITY, USE OR MERCHANTABILITY WHICH ARE A PART OF THIS LEASE.
     Section 1.03 Quiet Enjoyment.
     Lessor covenants and agrees that upon Lessee paying rent and performing all of the covenants and conditions herein set forth, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises hereby demised, for the term herein provided.

ARTICLE II. TERM/MEMORANDUM
     Section 2.01 Primary Term of Lease.
     Subject to the provisions set forth in Section 2.40 below, the Primary Term of this Lease shall be for a period of ten (10) years, commencing December 1, 2005 and terminating November 30, 2015 (the “Primary Term”).
     Section 2.02 Renewal Terms.
     Provided Lessee is not in default at the end of the Primary Term of this Lease, Lessee shall have and is hereby granted by Lessor the right and option to extend the term of this Lease for a period of five (5) years from and after the expiration of the Primary Term of this Lease (the “First Renewal Term”) upon the same terms, covenants and conditions as are contained in this Lease. To exercise its right to extend the term of this Lease throughout the First Renewal Term, Lessee shall give Lessor written notice of such election one hundred eighty (180) days prior to the expiration of the Primary Term. Should Lessee exercise its option to extend the term of this Lease throughout the First Renewal Term, provided Lessee is not in default at the end of the First Renewal Term, Lessee shall have and is hereby granted the right and option to extend the term of this Lease for an additional period of five (5) years from and after the expiration of the First Renewal Term of this Lease (the “Second Renewal Term”) upon the same terms, covenants and conditions as are contained in this Lease. Should Lessee elect to exercise its option to extend the term of this Lease throughout the Second Renewal Term, Lessee shall give Lessor written notice of such election one hundred eighty (180) days prior to the expiration of the First Renewal Term.
     Section 2.03 Memorandum.
     At the request of either Lessor or Lessee, the parties shall execute a Memorandum of Lease in form and substance reasonably satisfactory to Lessor and Lessee.
     Section 2.04 Termination.
     Lessor reserves the right to terminate this Lease and the obligations of Lessor and Lessee hereunder by issuing to Lessee a notice of termination terminating this Lease on a specified date, which date will be no less than one (1) year from and after the date of the issuance of such termination notice.
ARTICLE III. RENT AND SECURITY DEPOSIT
     Section 3.01 Monthly Base Rent During Primary Term.
     During the Primary Term of this Lease, and subject to adjustment as provided below, Lessee shall pay to Lessor, without demand and without deduction, abatement or setoff, the sum of $6,800.50 per month on or before the first day of each calendar month.
     Section 3.02 Adjustment of Monthly Base Rent.
     At the end of the first five (5) years of the Primary Term of this Lease, being November 30, 2010, and on the last day of the Primary Term and, should Lessee exercise its option to renew the Primary Term of this Lease for the First Renewal Term and, if applicable, the Second Renewal

Term, the Monthly Base Rent provided for in Section 3.01, as adjusted, shall be adjusted to reflect any increase in the Consumer Price Index as hereinafter provided (the “CPI”). The adjusted Monthly Base Rent for the second five (5) years of the Primary Term and, if applicable, the First Renewal Term and the Second Renewal Term, shall be obtained by multiplying the Monthly Base Rent provided for in Section 3.01, on an annualized basis, by a fraction, the numerator of which is the index number for the first month of the second five (5) years of the Primary Term of this Lease and, if applicable, the First Renewal Term and the Second Renewal Term, in the column for “All Items” (unadjusted) in the table entitled “Consumer Price Index for all Urban Consumers”, “index base: 1982-1984 = 100)” “U.S. City Average” Published monthly by the Bureau of Labor Statistics of the United States Department of Labor in the monthly Labor Review (said table being herein referred to as the “CPI-U”), and the denominator of which is the CPI-U for the first full month of the first year of the Primary Term of this Lease. The Adjusted Base Rent as so determined shall be the Base Rent for the Premises during the second five (5) years of the Primary Term of this Lease and, if applicable, the First Renewal Term and the Second Renewal Term, effective as of the first day of the second five (5) years of the Primary Term and, if applicable, the First Renewal Term and the Second Renewal Term. Notwithstanding the foregoing calculation, the Adjusted Base Rent shall in no event be less than the Base Rent set forth in Section 3.01. Lessee shall continue payment of the Monthly Base Rent in effect for the preceding five (5) years of the Primary Term and, if applicable, the First Renewal Term and the Second Renewal Term, until notified by Lessor of any increase in such Monthly Base Rent. Lessor shall provide such notification as soon as practical after the commencement of the second five (5) years of the Primary Term and, if applicable, the First Renewal Term and the Second Renewal Term. Such notification shall include a Memorandum showing the calculations used by Lessor in determining the New Monthly Base Rent. On the first day of the calendar month immediately following Lessee’s receipt of such notice, Lessee shall commence payment of the New Monthly Base Rent specified in the notice, and shall also pay to Lessor, with respect to the months of the second five (5) years of the Primary Term and, if applicable, the First Renewal Term and the Second Renewal Term, which have already expired at the time of such notice, the excess, if any, of the required Monthly Base Rent specified in the notice over the monthly amounts actually paid by Lessee.
     If the “CPI-U” is discontinued, the “Consumer Price Index for Urban Wage Earners and Clerical Workers” (“CPI-W”) for “All Items”, unadjusted, (index base: 1982-84 = 100), the “U.S. City Average”, published monthly in the Monthly Labor Review by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation in this Section 3.02. If the “CPI-W” is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation in this Section 3.02. If the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a responsible financial periodical or recognized authority selected by the Landlord shall be used for making the computation in this Section 3.02. If the base year “(1981-84 = 100)” or other base year used in computing the CPI-U (or CPI-W if applicable) is changed, the figures used in making the adjustment in this Section 3.02 shall be changed accordingly, so that all increases in the “CPI-U” (or CPI-W if applicable) are taken into account notwithstanding any such change in the base year.
     Section 3.03 Security Deposit.
     Lessee has deposited the sum of $6,800.50 as a Security Deposit (the “Deposit”) with Lessor to secure Lessee’s performance of its obligations hereunder. If Lessee defaults under any of the terms of this Lease, Lessor may, after giving written notice to Lessee as provided in Section 12.03 hereunder, and without prejudice to Lessor’s other remedies, apply part or all of the Deposit to cure Lessee’s default. Should part or all of the Deposit be applied to cure a default by Lessee, within ten (10) days after demand therefor, Lessee shall replenish the Deposit by paying the amount of the Deposit applied to cure such default to Lessor. Any part of the Deposit not used by Lessor as provided above shall be returned to Lessee within ten (10) days after the termination of the Lease.
ARTICLE IV. TAXES, ASSESSMENTS AND UTILITIES
     Section 4.01 Taxes and Assessments.
     Lessee shall pay, as and when the same shall become due and payable, all taxes and other assessments of whatsoever kind and nature which have been or may be levied against the personal property owned by Lessee and located in or about the Premises.
     Section 4.02 Ad Valorem Taxes.
     Lessor shall pay all real estate taxes applicable to the real property described on Exhibit “A”. As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the real property described on Exhibit “A” by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the real property described on Exhibit “A”.
     Section 4.03 Utilities/Security.
     Lessee shall pay and discharge, in addition to the rent herein reserved, all charges by any public or private utility or others for gas, water, sewage, electric power or telephone or other services furnished to or placed upon the Premises during the Primary Term and any Renewal Term hereof, including any utility deposits which may be required and shall hold Lessor harmless therefrom.
ARTICLE V. CASUALTY INSURANCE, LIABILITY INSURANCE,
POLICY REQUIREMENTS AND INDEMNIFICATION
     Section 5.01 Fire and Casualty Insurance.
     Lessee, at its sole cost and expense, shall throughout the Primary Term and any Renewal Term of this Lease keep or cause to be kept all property of Lessee located in or upon the Premises insured for Lessee’s benefit against loss or damage by fire and against loss or damage by other risks embraced by “extended coverage” and against civil commotions, riots, vandalism, malicious mischief in such an amount as Lessee may require.
     Lessor shall throughout the Primary Term and any Renewal Term of this Lease keep the Leased Premises insured for the benefit of Lessor and any mortgagee of the Premise, as its interest may appear, against loss or damage by fire, and against loss or damage by other risks embraced by “extended coverage” and against civil commotions, riots, vandalism and malicious mischief in such amounts and with such companies as Lessor, in its sole discretion may determine.

     In connection therewith, Lessee agrees not to carry a stock of goods or do anything in or about the Premises which increases the casualty insurance rates applicable to the Premises or the building in which the Premises are located without the prior written consent of Lessor. Should Lessor consent to any use of the Premises by Lessee which increases insurance rates upon the Premises or the building in which the same are located, Lessee agrees to pay as additional rent any increase in the premium(s) for insurance against loss by fire or extended coverage risk resulting from such use of the Premises by Lessee.
     Section 5.02 Liability Insurance.
     Lessee, at its sole cost and expense, shall throughout the Primary Term and any Renewal Term of this Lease provide and keep in force for the benefit of Lessor and Lessee, commercial liability insurance in an amount not less than $l,000,000.00 for bodily injury arising out of any one occurrence, $2,000,000.00 aggregate and $500,000.00 for property damage arising out of any one occurrence.
     Section 5.03 Policy Requirements.
     All such policies of insurance shall be written by insurance companies authorized to do business in the State of Texas and shall be written by companies approved by Lessor, such approval not to be unreasonably withheld. Certificates of insurance shall be delivered to Lessor. Each such certificate shall contain (i) a statement of the coverage provided by the policy; (ii) a statement of the period during which the policy is in effect; (iii) a statement that the annual premium or the annual deposit premium for such policy has been paid in advance; (iv) a statement naming Lessor as an additional insured; and (v) an agreement by the insurance company issuing such policy that the policy will not be canceled or reduced in any amount for any reason whatsoever without at least fifteen (l5) days prior written notice to Lessor.
ARTICLE VI. REPAIRS AND ALTERATIONS
     Section 6.01 Lessor’s Obligation.
     Lessor shall, at Lessor’s sole cost and expense, keep and maintain in good condition and repair the structural portion of the improvements constituting a part of the Premises, including the roof, exterior walls (except glass or other breakable materials used in the structural portion thereof), foundation and concrete floors; provided, however, Lessor shall be under no obligation to make any repairs which become necessary or desirable by reason of the act or negligence of Lessee, its agents, officers, employees or invitees, or until Lessor has received written notice from Lessee of the necessity for such repairs. Except in the case of an emergency, Lessee shall notify Lessor in writing upon the discovery by it of any condition with respect to which Lessor is obligated to repair and Lessor agrees to make such repairs within fifteen (l5) days thereafter. In the event of an emergency, Lessee shall notify Lessor in writing thereof and shall have the right to proceed immediately to repair the condition and Lessor shall reimburse Lessee for the cost reasonably incurred by Lessee for which Lessor is responsible.
     Section 6.02 Lessee’s Obligation.
     Lessee shall throughout the Primary Term and any Renewal Term of this Lease, at its own cost and expense, keep, maintain and preserve or cause to be kept, maintained and preserved, the Premises (including, but not limited to, the parking area utilized by Lessee, the interior of the improvements constituting the Premises, exterior entrances to the Premises, all glass and windows of any type and all partitions, doors, fixtures, equipment and appurtenances of the Premises, including electrical, heating, plumbing, air conditioning and sprinkler fixtures utilized by Lessee) in good order, condition and repair, making replacements thereof as may be necessary. At the end of the Primary Term or any Renewal Term of this Lease, Lessee shall return the Premises to Lessor in good order, condition and repair, normal wear and tear excepted.
     Section 6.03 Alterations.
     Lessee shall not make any alterations, changes, replacements, improvements and additions in and to the Premises, without the written consent of Lessor being first had and obtained. Any such alterations, additions or replacements, except with respect to furniture, furnishings, equipment, fixtures and other personal property, shall at once become a part of the Premises and accordingly be the property of Lessor.
     Section 6.04 Right of Entry and Inspection.
     Lessee shall permit Lessor or Lessor’s duly authorized agent, employee or representative to enter upon the Premises at all reasonable times for the purpose of inspecting the same or making such repairs therein as may be required for the safety and preservation thereof, which right to make repairs shall, however, be subject to each and every provision contained in this Lease applicable to repairs, and Lessor agrees that except for emergencies, Lessor will give Lessee ten (10) days notice before making any repairs to the Premises.
ARTICLE VII. PROHIBITED USE/HAZARDOUS MATERIALS
     Section 7.01 Prohibition on Uses; Compliance.
     Lessee may not occupy or use, or permit any portion of the Premises to be occupied or used for any business or purpose which is unlawful or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase Lessor’s risk of owning the Premises or insuring the building (exclusive of additions and alterations made by Lessee) against fire or other casualty. Lessee further agrees to (i) comply with all laws, statutes, ordinances, rules, orders, restrictions, guidelines and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Premises; (ii) conduct its business and control its agents, employees, invitees, and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any adjacent owners or occupants; and (iii) comply with and observe all laws, rules and regulations of governmental authorities exercising jurisdiction relating to the use, operation or development of the Premises.
     Should Lessor lease any other space in the building located upon the real property described on Exhibit “A” to a third party tenant, Lessor agrees to cause any such third party tenant to agree to: (i) comply with all laws, statutes, ordinances, rules, orders, restrictions, guidelines and regulations (state, federal, municipal and other agencies or bodies having jurisdiction thereof) relating to the use, condition or occupancy of the premises; (ii) conduct its business and control its agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy or disturb any adjacent owners or occupants; and (iii) comply with and observe all laws, rules and regulations of governmental authorities exercising jurisdiction relating to the use, operation or development of the Premises.

     Section 7.02 Hazardous Materials.
     Except for lawful, ordinary and general office supplies and chemicals typically used in the ordinary course of business of Lessee and other uses within commercial properties, such as copies toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined below), Lessee agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released, disposed of on, in, under or about the Premises by Lessee, its agents, employees, subtenants, assignees, contractors, or invitees (collectively, “Lessee’s Parties”), without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed provided Lessee complies with all laws regarding the use, storage and disposition of any such Hazardous Materials. Upon the expiration or sooner termination of this Lease, Lessee agrees to remove from the Premises, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in or under the Premises or any portion thereof by Lessee or any of Lessee’s Parties. To the fullest extent permitted by law, Lessee agrees to promptly indemnify, protect, defend and hold harmless Lessor and Lessor’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Lessor’s Indemnified Parties”) from and against any and all claims that Lessor may be liable for, suffer, incur, or pay arising out of any Hazardous Materials brought upon, stored, used, handled, generated, released, disposed of on, in, under or about the Premises by the Lessee parties. Lessee must comply with all clean-up, removal, repair, detoxification or the remediation requirements of the Texas Commission on Environmental Quality and the Environmental Protection Agency, and each of its successor agencies and authorities, or any other state agency, or federal agency of competent jurisdiction, in rendering the Premises safe from injury or death and caused by any Hazardous Materials being brought upon, stored, used, handled, generated, released, disposed of on, in, under or about the Premises by Lessee Parties. For purposes of this Section 7.02 “Hazardous Materials” includes and means (a) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any “hazardous substances” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any oil, petroleum products, and its by-products; and (d) any substance that is or becomes regulated by any federal, state or local governmental authority having jurisdiction or regulatory power over environmental matters pertaining to the Land or the improvements located thereon or the use and occupancy thereof. Lessee’s covenants contained in this Section 7.02 will survive the expiration or earlier termination of this Lease.
ARTICLE VIII. LIENS
     Section 8.01 Liens.
     With respect to any alterations in or upon the Premises made by Lessee, Lessee shall pay or cause to be paid the total cost and expense thereof and shall not suffer or permit to be enforced against the Premises or any part of it any mechanic’s, materialman’s, contractor’s or subcontractor’s lien arising from any such work, however it may arise. However, Lessee may in good faith and at its expense contest the validity of any such asserted lien, claim or demand. In such an event, Lessee shall defend and indemnify the Lessor against any liability and loss of any type arising out of any alterations, improvements or changes to the improvements on the Premises by Lessee together with reasonable attorneys’ fees and all costs and expenses incurred by Lessor in negotiating, settling, defending or otherwise protecting against such claims.

     Section 8.02 Right to Discharge Lien.
     If Lessee does not protect the Premises against any such liens and a final judgment is rendered against Lessee by a court of competent jurisdiction for the foreclosure of a mechanic’s, materialman’s, contractor’s or subcontractor’s lien claim, and if Lessee fails to stay the execution of judgment by lawful means or to pay the judgment, Lessor shall have the right, but not the obligation, to pay or otherwise discharge, stay or prevent the execution of any such judgment or lien or both. Lessee shall reimburse Lessor for all sums paid by Lessor and attributable to work ordered by Lessee under this paragraph, together with Lessor’s reasonable attorneys’ fees and costs, plus interest on those sums, fees and costs, at the rate of twelve percent (12%) per annum from the date of payment until the date of reimbursement.
ARTICLE IX. DESTRUCTION OF IMPROVEMENTS
BY FIRE OR OTHER CASUALTY
     Section 9.01 Damage or Destruction.
     During the Primary Term and any Renewal Term hereof, should the improvements constituting a part of the Premises be damaged or destroyed, in whole or in part, by fire or other casualty, Lessee shall give prompt notice thereof to Lessor, and Lessor, at its own cost and expense, shall promptly repair, replace and rebuild the same, at least to the extent of the value and as nearly as practical to the character of the buildings or improvements existing immediately prior to such time.
     Section 9.02 Abatement of Rent.
     Should the improvements upon the Premises be damaged or destroyed, in whole or in part, by fire or other casualty, the rent due hereunder pursuant to Article III shall equitably abate.
     Section 9.03 Right of Termination.
     Should the improvements constituting a part of the Premises be damaged or destroyed, in whole or in part, by fire or other casualty during the Primary Term or any Renewal Term of this Lease, either Lessor or Lessee shall have the right to cancel this Lease by giving the other written notice of such election within thirty (30) days after the date of any such damage or destruction. In such an event, this Lease shall terminate as of the date of such destruction and the insurance proceeds received or receivable under any policy of insurance shall be paid to and retained by Lessor. All rents and other charges payable under this Lease shall be prorated and paid to the date of such termination.
ARTICLE X. CONDEMNATION
     Section 10.01 Termination Upon Condemnation.
     Upon condemnation of part or all of the Premises, Lessee’s obligation to pay rent and other charges hereunder shall terminate on the date of taking, but Lessee’s interest in the leasehold shall continue until the taking is completed by deed, contract or final order of condemnation.

     Section 10.02 Distribution of Award for Condemnation.
     Upon condemnation of part or all of the Premises, all sums, including damages and interest, awarded for the fee, leasehold or both shall be distributed and disbursed to Lessor.
ARTICLE XI. SUBORDINATION AND ATTORNMENT
     Section 11.01 Subordination.
     All of the rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the Premises or any part thereof, except Lessee’s property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements and extensions or substitutions of any such mortgage or mortgages. In confirmation of such subordination, Lessee agrees to promptly execute and deliver any instrument that the holder of any such mortgage may request to evidence such subordination.
     Section 11.02 Attornment.
     If the interest of Lessor under this Lease shall be transferred by reason of foreclosure or other proceeding for the enforcement of a mortgage, Lessee shall be bound to the purchaser under all the terms, covenants and conditions of this Lease for the balance of the Primary Term or any Renewal Term hereof, with the same force and effect as if the purchaser were Lessor under this Lease, and Lessee does hereby attorn to the purchaser, including any mortgagee if it be the purchaser, as its Lessor, said attornment to be effective and self-operative without the execution of any further instrument upon purchaser’s succeeding to the interest of Lessor under this Lease. The respective rights and obligations of Lessee and purchaser upon such attornment, to the extent of the then remaining balance of the Primary Term or any Renewal Term of this Lease, shall be and are the same as now set forth herein.
ARTICLE XII. DEFAULT
     Section 12.01 Events of Default.
     Each of the following events shall be a default by Lessee and a breach of this Lease:
     (a) Abandonment or surrender of the Premises or of the leasehold estate, or failure or refusal to pay when due any installment of rent or any other sum required by this Lease to be paid by Lessee, or to perform as required or conditioned by any other covenant or condition of this Lease;
     (b) The subjection of any right or interest of Lessee in the Premises to attachment, execution or other levy, or seizure under legal process;
     (c) The appointment of a receiver to take possession of the Premises or improvements or of Lessee’s interest in the leasehold estate or of Lessee’s operation on the Premises for any reason;
     (d) An assignment by Lessee for the benefit of creditors;

     (e) The adjudication that Lessee is a bankrupt by a court of competent jurisdiction; and
     (f) The commencement of any proceeding by Lessee for the purpose of hindering or delaying any of its creditors under or pursuant to the bankruptcy laws of the United States.
     Section 12.02 Noncurable Defaults.
     Upon the occurrence of those defaults described in Subsections 12.01(d), 12.01(e) or 12.01(f) above, this Lease shall forthwith and without notice terminate and all rights of Lessee hereunder shall cease subject to the provisions of Section 12.04 hereof.
     Section 12.03 Curable Defaults; Notice.
     In the event Lessor shall determine that Lessee is in breach or violation hereof in any manner except noncurable defaults described in the preceding section, before invoking any remedy hereunder, Lessor shall give written notice thereof to Lessee and Lessee shall have ten (10) days after receipt of such notice within which to correct or cure such breach or default if the same pertains to the payment of rent, taxes or other payment of money, and (30) days after receipt of notice within which to correct or cure such breach or default if it pertains to acts or omissions other than the payment of money plus such additional period that is reasonably required for the curing of such default provided Lessee has promptly commenced the curing of the same and diligently pursues the same.
     Section 12.04 Lessor’s Remedy.
     In the event of a default by Lessee hereunder which shall remain uncured after the required notices have been given pursuant to this Lease and for such time as provided herein, Lessor may at once thereafter or any times subsequent during the existence of such breach or default (a) exercise its rights to the Deposit as provided in Section 3.03 above or (b) enter into and upon the Premises or any part thereof and repossess the same, expelling therefrom Lessee and all personal property of Lessee (which property may be removed and stored at the cost of and for the account of Lessee), using such force as may be necessary, and (c) either (i) terminate this Lease by notice, or (ii) without terminating this Lease, relet the Premises or any part thereof upon such terms and conditions as shall appear advisable to Lessor. If Lessor shall proceed in accordance with the last mentioned alternative (ii) and the amounts received from reletting of the Premises during any month or part thereof be less than the rent due and owing from Lessee during such month or part thereof under the terms of this Lease, Lessee shall pay such deficiency to Lessor immediately upon calculation thereof.
     Section 12.05 Lessor’s Right to Cure Default.
     If Lessee shall be in default hereunder, Lessor shall have the right with or without prior notice to Lessee to make any payment or perform any act required of Lessee under any provision of this Lease and, in exercising such right, to incur necessary or incidental costs and expenses, including reasonable attorney’s fees. All payments made and all costs and expenses incurred by Lessor in connection with any exercise of such right, together with interest thereon at the rate of twelve 12%) per annum from the respective dates of making such payments or the incurring of such costs and expenses, shall be reimbursed by Lessee immediately upon demand. Notwithstanding the foregoing, nothing herein shall imply any obligation on the part of Lessor to make any payment or perform any act required of Lessee.
     Section 12.06 Default by Lessor.
     If Lessor defaults in the observance or performance of any term, covenant or condition required to be performed by it under this Lease, Lessee may, after not less than (10) days notice to Lessor, except in the case of any emergency, remedy such default by any necessary action, and in connection with such remedy may pay all expenses; all sums expended or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee within ten (10) days after demand therefor.
     Section 12.07 Unavoidable Default or Delay.
     Any prevention, delay, nonperformance or stoppage due to any of the following causes shall excuse nonperformance for a period equal to any such prevention, delay, nonperformance or stoppage, except the obligations imposed by this Lease for the payment of rent, taxes, insurance or obligations to pay money that are treated as rent. The causes referred to above are strikes, lockouts, labor disputes, failure of power, acts of God, acts of public enemies of this State or of the United States, riots, insurrections, civil commotions, inability to obtain labor or materials or reasonable substitutes for either, governmental restrictions or regulations or control, casualties not contemplated by insurance provisions of this Lease, or other causes beyond the reasonable control of the party obligated to perform.
     Section 12.08 Waiver.
     No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Lessee other than default in the payment of the particular rental payment so accepted, regardless of Lessor’s knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or other payment after termination constitute a reinstatement, extension or renewal of the Lease or revocation of any notice or other act by Lessor.
ARTICLE XIII. ASSIGNMENT; SUBLETTING
     Section 13.01 No Right of Assignment.
     Lessee, without the prior written approval of Lessor, shall not have the right to assign or otherwise transfer Lessee’s interest in this Lease and the estate created by this Lease or any part thereof.
     Section 13.02 No Right to Sublet.
     Lessee shall not have the right to sublease, assign, mortgage or encumber this Lease without first obtaining Lessor’s prior written approval. Should Lessee desire to assign its interest under this Lease or sublet the Premises, Lessee shall bear all costs and expenses incurred by Lessor in reviewing and approving or disapproving the proposed assignment or sublease. Should Lessor approve a proposed sublease, if the total rent or other consideration payable to Lessee in connection with such sublease exceeds the rent payable to Lessor pursuant to this Lease for the Premises or the portion thereof covered by the proposed sublease, then Lessee shall pay to Lessor as additional rent fifty percent (50%) of such excess as the same becomes due and payable to Lessee. In connection therewith, Lessee, from time to time upon request by Lessor, shall provide Lessor an accounting with respect to the amounts payable by the subtenant under any such sublease and, in conjunction therewith, Lessor or Lessor’s duly authorized agent, shall have access to Lessee’s books and records with respect to such subletting during normal business hours.
     In the event Lessor consents to an assignment or sublease by Lessee of this Lease, or any part thereof, such assignment or subletting shall in no event or manner be deemed a release of the liability of Lessee hereunder, as Lessee shall remain fully liable and responsible pursuant to all of the terms hereof regardless of such assignment or sublease.
ARTICLE XIV. RIGHT OF FIRST REFUSAL — OPTION TO LEASE
     Section 14.01 Right of First Refusal.
     During the Primary Term and any Renewal Term of this Lease, Lessee shall have the right of first refusal to lease the adjacent 1,153 and 1,906 square feet of space within the building which are crosshatched on Exhibit “B” attached hereto (the “Additional Spaces”). If, during the Primary Term or any Renewal Term of this Lease, Lessor receives an offer to lease all or any part of the Additional Spaces (the “Offer”) and desires to accept the Offer, Lessor shall notify Lessee in writing of the receipt of the Offer therein enclosing a copy of the Offer and Lessee shall have ten (10) days after the receipt of such notice to either: (i) elect to lease the Additional Spaces or so much thereof as is covered by the Offer on the same terms and conditions conveyed in the Offer; or (ii) waive such right of first refusal by written notice or relinquish such right of first refusal by failing to respond to Lessor within said ten (10) day period. In the event that Lessee elects to lease the Additional Spaces or so much thereof as is covered by the Offer, Lessee shall deliver a written notice of such election to Lessor within the ten (10) day period and shall thereafter take possession of the Additional Spaces as contemplated in the Offer. If Lessee elects to lease the Additional Spaces or so much thereof as contemplated in the Offer, Lessee’s notice of such election shall be accompanied by one (1) month’s rent in advance. Upon receipt, Lessor will cause a Lease Agreement to be prepared for execution by both Lessor and Lessee embodying the terms of the Offer.
     Section 14.02 Option to Lease.
     During the Primary Term and any Renewal Term of this Lease and provided Lessor shall not have leased the Additional Spaces, Lessee shall have the option to lease the Additional Spaces. To exercise such option, Lessee shall give Lessor written notice of the exercise of its option to lease the Additional Spaces or a portion thereof. Should Lessee lease the Additional Space or a portion thereof, the Additional Spaces shall be leased upon the same terms and conditions as are contained in this Lease. Upon receipt of such written notice exercising Lessee’s option to lease the Additional Spaces or a portion thereof, Lessor shall cause a Lease covering the Additional Spaces or a portion thereof to be prepared for execution by Lessor and Lessee.

ARTICLE XV. EXPIRATION OF THE TERM
     Section 15.01 Peaceful Surrender.
     Upon the expiration of the Primary Term or any Renewal Term of this Lease, Lessee shall peacefully surrender and vacate the Premises and leave the same in broom-clean condition, and Lessor may reenter and take possession of such Premises and all remaining improvements and eject all parties in possession or eject some and not others or eject none.
     Section 15.02 Holding Over.
     Following the expiration of the Primary Term or any Renewal Term of this Lease, should Lessee have failed to have surrendered and vacated the Premises, such shall give rise to a month-to-month tenancy upon the same terms and conditions as are provided herein, except the Monthly Base Rent shall be equal to two hundred percent (200%) of the Monthly Base Rent payable pursuant to Section 3.01.
ARTICLE XVI. MISCELLANEOUS
     Section 16.01 Time of the Essence.
     Time is and shall be deemed of the essence in respect of the performance of each provision of this Lease.
     Section 16.02 Binding Effect; Successors or Assigns.
     All of the terms, provisions, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the undersigned parties, their successors, assigns, legal representatives, heirs, executors and administrators.
     Section 16.03 Notices.
     All notices provided to be given under this Lease shall be given by certified or registered mail, return receipt requested, postage fully prepaid, addressed Lessor and Lessee at the addresses above referenced.
     The address of either party hereinabove set forth may be changed from time to time by giving written notice to that effect.
     Any notice deposited as above provided shall be conclusively deemed to have been received by the party to whom the same is addressed within forty-eight (48) hours if deposited in the same state as the addressee and within ninety-six (96) hours if deposited in a state other than the addressee.
     Section 16.04 Law Governing.
     The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease.

     Section 16.05 Gender and Number.
     Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context otherwise requires.
     Section 16.06 Entire Agreement.
     This Lease contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any manner other than by agreement in writing signed by the parties hereto or their respective successors in interest.
     Section 16.07 Captions.
     The captions of the various articles and the sections of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, context or intent of this Lease or any part or parts of this Lease.
     Section 16.08 Severability.
     The invalidity or illegality of any provision shall not affect the remainder of this Lease.
     Section 16.09 Attorneys’ Fees.
     If either party brings any action or proceeding to enforce, protect or establish any right or remedy, the prevailing party shall be entitled to recover reasonable attorneys’ fees.
     EXECUTED the day and year first above written.

WESTERN REFINING COMPANY, L.P., a Delaware limited partnership

BY:	REFINERY COMPANY, L.C., its General Partner

	By:	/s/ Scott Weaver

	Name:	Scott Weaver
	Title:	Chief Administrative Officer
LESSOR

TRANSMOUNTAIN OIL COMPANY, L.C., a Texas limited liability company

By:	/s/ Terrance D. Calhoun

Name:	Terrance D. Calhoun
Title:	VP
LESSEE